                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 2, 2005 (JANUARY 27,
 2005)

                           OMNI ENERGY SERVICES CORP.
             (Exact name of registrant as specified in its charter)

           LOUISIANA                        0-23383                      72-1395273
 (State or other jurisdiction      (Commission File Number)           (I.R.S. Employer
       of incorporation)                                             Identification No.)

                              4500 NE INTERSTATE 49
                            CARENCRO, LOUISIANA 70520
               (Address of principal executive offices) (Zip Code)

                          (337) 896-6664 (Registrant's
                     telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

            On January 27, 2005, OMNI Energy Services Corp. ("OMNI"), American Helicopters Inc., OMNI Energy Services Corp.-Mexico, Trusssco, Inc., and Trussco Properties, LLC (collectively, "Maker") and Beal Bank, S.S.B. ("Payee") entered into a Forbearance Agreement ("Agreement") with respect to the Promissory Note dated as of October 22, 2004 between Maker and Payee ("Note"). The Agreement is dated effective as of January 21, 2005. Pursuant to the Agreement, the Payee agreed to forbear from exercising any of its rights and remedies arising under the Note until March 15, 2005, and Maker agreed to pay Payee an aggregate of $698,972.04, which includes $198,972.04 in accrued and unpaid interest on the Note, and $500,000, which represents principal outstanding on the Note.

            The Agreement is attached as Exhibit 10.1 hereto and is hereby incorporated by reference.

            On January 27, 2005, OMNI issued a press release regarding the Agreement. The press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

                  (c) Exhibits

                        10.1 Forbearance Agreement dated January 21, 2005 between OMNI Energy Services Corp., American Helicopters Inc., OMNI Energy Services Corp.-Mexico, Trusssco, Inc., and Trussco Properties, LLC and Beal Bank, S.S.B.

                        99.1  Press Release dated January 27, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  OMNI ENERGY SERVICES CORP.
Dated:  February 2, 2005

                                                  By: /s/ G. Darcy Klug
                                                  ------------------------------
                                                       G. Darcy Klug
                                                   Executive Vice President